UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2015 (February 15, 2015)

ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Alexza Pharmaceuticals, Inc. 2091 Stierlin Court Mountain View, California	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 944-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

2015 Cash Bonus Plan

On February 15, 2015, the Board of Directors (the “Board”) of Alexza Pharmaceuticals, Inc. (the “Company”) approved the adoption of the 2015 Cash Bonus Plan (the “Bonus Plan”) for the Company’s employees, including Thomas B. King, Edwin S. Kamemoto, Robert A. Lippe and Mark K. Oki (the “Executive Officers”). The Bonus Plan was adopted to motivate and retain the Company’s employees. At the end of 2015, the cash bonus for each employee, including the Executive Officers, will become payable, subject to adjustment as described below.

The Board has set corporate goals for 2015, which may be updated at the Board’s discretion during 2015 (the “Corporate Goals”). To pay any cash bonus award to any employee under the Bonus Plan, including the Executive Officers, the Company must achieve 70% of the Corporate Goals, as determined by the Board. To receive any portion of his or her cash bonus award, each employee must be actively employed by the Company on December 31, 2015 and be an employee in good standing.

Under the terms of the Bonus Plan, each employee, including each Executive Officer, has been assigned a target bonus percentage of such employee’s current base salary for 2015, based on an evaluation by an outside compensation consulting firm of similar programs for similar companies. Pursuant to the terms of the Bonus Plan, the target bonus percentage is set at 60% of base salary for the Chief Executive Officer, and 40% of base salary for the other Executive Officers. The bonus amount payable to each employee is targeted at such employee’s target bonus percentage, but employees, including the Executive Officers, may receive more than or less than 100% of their target bonus percentage, depending on corporate goal achievement, individual performance and Board discretion.

The amounts payable will be weighted for each employee, including Executive Officers, such that the Board’s determination of the achievement of the Corporate Goals (and for all employees other than the Chief Executive Officer, the related department or individual goals as recorded with the Company’s 2015 year-end individual performance evaluations) will account for 80% of the evaluation factor of the bonus potential for each employee, with the remaining 20% of the bonus potential being subject to the discretion of the Company’s compensation committee of the Board.

The Company expects that the cash bonuses payable for fiscal year 2015, if any, will be calculated in the manner set forth above and will vary depending on the extent to which the Company achieves the Corporate Goals and the attainment of individual goals and performance ratings. The Bonus Plan supersedes and replaces all previous Company cash bonus plans. In addition, the Company’s management team, the Company’s compensation committee and the Board retain the discretion to (i) increase, reduce or eliminate the cash bonuses that otherwise might be payable to all employees, including the Executive Officers, and (ii) structure future or additional bonus and/or equity incentives in a manner that they believe will appropriately motivate and reward the Company’s employees, including the Executive Officers.

The foregoing summary of the Bonus Plan is qualified in its entirety by reference to the Bonus Plan, which is attached to this current report as Exhibit 10.1.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	2015 Cash Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXZA PHARMACEUTICALS, INC.

Date: February 17, 2015	By:	/s/ Thomas B. King
Thomas B. King President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	2015 Cash Bonus Plan